EXHIBIT D(3)
                         BURNHAM ASSET MANAGEMENT CORP.
                     1325 Avenue of the Americas, 26th Floor
                               New York, NY 10019
                                                                October 30, 2000



BURNHAM INVESTORS TRUST, on behalf of
Burnham Money Market Fund and
Burnham U.S. Treasury Money Market Fund
1325 Avenue of the Americas, 26th Floor
New York, NY 10019


REICH & TANG ASSET MANAGEMENT, L. P.
600 Fifth Avenue
New York, NY  10020-2302


                              SUBADVISORY AGREEMENT
                              ---------------------

Dear Sirs:

         Burnham Investors Trust (the "trust"), of which Burnham Money Market Fund and Burnham U.S. Treasury Money Market Fund (the "funds") are series, has been organized as a business trust under the laws of the State of Delaware to engage in the business of an investment company. The trust's shares of beneficial interest are currently divided into six series (including the funds), each series representing the entire undivided interest in a separate portfolio of assets.

         The board of trustees of the trust (the "trustees") has selected Burnham Asset Management Corp. (the "adviser") to provide overall investment advice and management for the funds, and to provide certain other services, under the terms and conditions provided in the investment advisory agreement, dated as of the date hereof, between the trust, on behalf of the funds, and the adviser (the "investment advisory agreement").

         The adviser and the trustees have selected Reich & Tang Asset Management, L.P. (the "subadviser") to provide the adviser and the funds with the advice and services set forth below, and the subadviser is willing to provide such advice and services, subject to the review of the trustees and overall supervision of the adviser, under the terms and conditions hereinafter set forth. The subadviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Accordingly, the trust, on behalf of the funds, and the adviser agree with the subadviser as follows:

1. DELIVERY OF DOCUMENTS. The trust has furnished the subadviser with copies, properly certified or otherwise authenticated, of each of the following:

         (a) agreement and declaration of trust of the trust, dated August 20, 1998 (the "declaration of trust");

         (b)      by-laws of the trust as in effect on the date hereof;

         (c) resolutions of the trustees selecting the subadviser as the investment subadviser to the funds and approving this subadvisory agreement (the "agreement");

         (d) resolutions of the trustees selecting the adviser as investment adviser to the funds and approving the investment advisory agreement and resolutions adopted by the initial shareholder of each fund approving the investment advisory agreement;

         (e)      the adviser's investment advisory agreement;

         (f) each fund's prospectus and statement of additional information; and

         (g)      the trust's code of ethics.

               The adviser will furnish the subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. INVESTMENT SERVICES. The subadviser will use its best efforts to provide to the funds continuing and suitable investment advice with respect to investments, subject always to the provisions of the trust's declaration of trust and by-laws and the Investment Company Act of 1940, as amended (the "1940 Act"), and to the investment objective, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a registered investment company) of each fund, as each of the same shall be from time to time in effect as set forth in that fund's prospectus and statement of additional information, or any investment guidelines or other instructions received in writing from the adviser, and subject, further, to such policies and instructions as the board of trustees may from time to time establish and deliver to the subadviser. In the performance of the subadviser's duties hereunder, subject always to the provisions contained in the documents delivered to the subadviser pursuant to Section 1 above, as from time to time amended or supplemented, the subadviser will, at its own expense:

         (a) furnish the adviser and the funds with advice and recommendations, consistent with the investment policies, objectives and restrictions of the funds as set forth above, with respect to the purchase, holding and disposition of portfolio securities and other permitted investments;

         (b) furnish the adviser and the funds with advice in connection with policy decisions to be made by the board of trustees or any committee thereof about the funds' investments and, as requested, furnish the funds, with research, economic and statistical data in connection with the funds' investments and investment policies;

         (c) submit such reports relating to the valuation of the funds' securities as the adviser may reasonably request;

         (d) subject to prior consultation with the adviser, assist the funds in any negotiations relating to the funds' investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

         (e) consistent with the provisions of Section 7 of this agreement, place orders for the purchase, sale or exchange of portfolio securities for the funds' account with brokers or dealers selected by the adviser or the subadviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the subadviser will seek to obtain best price and execution, except as otherwise provided in the prospectus and statement of additional information of the funds;

         (f) from time to time or at any time requested by the adviser or the trustees, make reports to the adviser or the trustees, as requested, of the subadviser's performance of the foregoing services;

         (g) subject to the supervision of the adviser, maintain and preserve the records required by the 1940 Act to be maintained by the subadviser (the subadviser agrees that such records are the property of the trust and copies will be surrendered to the trust promptly upon request therefor);

         (h) give instructions to the custodian (including any subcustodian) of the funds as to deliveries of securities to and from such custodian and payments of cash for the account of the funds, and advise the adviser on the same day such instructions are given;

         (i) cooperate generally with the funds and the adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the funds, filings with states and with United States agencies responsible for tax matters, and other reports and filings of like nature.

               In the performance of its duties hereunder, the subadviser is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the funds or trust in any way or otherwise be deemed to be an agent of the funds, the trust or of the adviser.

3. EXPENSES PAID BY THE SUBADVISER. The subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this agreement, the expenses of office rent, telephone, telecommunications and other facilities that it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder.

4. EXPENSES OF THE FUNDS NOT PAID BY THE SUBADVISER. The subadviser will not be required to pay any expenses which this agreement does not expressly state will be payable by the subadviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the subadviser will not be required to pay any fund expense or to reimburse the adviser for any such expense that the adviser is required to pay.

5. COMPENSATION OF THE SUBADVISER. The adviser will pay the subadviser, as compensation for services and expenses assumed hereunder, fees as set forth in Schedule I. Subadvisory fees payable hereunder will be computed daily and paid monthly in arrears. If this agreement is effective subsequent to the first day of the month, or if this agreement is terminated, the fees provided in this section will be computed on the basis of the number of days in the month for which this agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The subadviser understands and agrees that neither the trust nor the funds have any liability for the subadviser's fees hereunder. Calculations of the subadviser's fees will be based on average net asset values as provided by the adviser.

6. OTHER ACTIVITIES OF THE SUBADVISER AND ITS AFFILIATES. Nothing herein contained will prevent the subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to either fund. It is specifically understood that officers, directors and employees of the subadviser and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the subadviser or of its affiliates.

7. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the funds, neither the subadviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The subadviser will not knowingly recommend that either fund purchase, sell or retain securities of any issuer in which the subadviser has a financial interest without obtaining prior approval of the adviser prior to the execution of any such transaction. The subadviser will provide quarterly compliance reports to a designated representative of the adviser reporting any violation of the subadviser's code of ethics.

8. NO PARTNERSHIP OR JOINT VENTURE. The trust, the funds, the adviser and the subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9. LIMITATION OF LIABILITY OF THE SUBADVISER. The subadviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the trust, the funds or the adviser in connection with the matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the subadviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this agreement.

10. DURATION AND TERMINATION OF THIS AGREEMENT. This agreement will remain in effect until September 30, 2002 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act as now in effect or as amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position. This agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by either fund as to that fund by vote of a majority of the outstanding voting securities of each fund or by the board of trustees or by the adviser or by the subadviser. Termination of this agreement with respect to one fund will not be deemed to terminate or otherwise invalidate this agreement as to the other fund, or any provisions of any contract between the adviser or subadviser and any other series of the trust. This agreement will automatically terminate in the event of its assignment or upon the termination of the adviser's investment advisory agreement. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (including the definitions of "assignment," "interested person" and "voting security"),will apply.

11. AMENDMENT OF THIS AGREEMENT. No provision of this agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No amendment, transfer, assignment, sale, hypothecation or pledge of this agreement shall be effective until approved in accordance with the requirements of the 1940 Act as now in effect or as amended, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation, order or interpretive position.

12.      MISCELLANEOUS.


         (a) The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name Burnham Investors Trust is the designation of the trustees under the declaration of trust, dated August 20, 1998 and the declaration of trust has been filed with the Secretary of State of the State of Delaware. The obligations of the trust and the funds are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the trust or the funds, but only the funds' property shall be bound. The funds will not be liable for the obligations of any other series of the trust.

         (b) Nothing herein contained will limit or restrict the subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The trust and funds acknowledge that the subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the funds. The subadviser will have no obligation to acquire for the funds a position in any investment which the subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the subadviser, it is not feasible or desirable to acquire a position in such investment for the funds. Nothing herein contained will prevent the subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

         (c) Any information supplied by the subadviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is confidential and may be used only by the funds and/or its agents, and only in connection with the funds and its investments.

         (d) GOVERNING LAW. This agreement shall be governed by the substantive law of the State of New York and the applicable provisions of the 1940 Act.

                                        Yours very truly,

                                        BURNHAM ASSET MANAGEMENT CORP.



                                                 By:  /S/ MICHAEL BARNA
                                                      -----------------
                                                 Its: Executive Vice President


The foregoing agreement is hereby
agreed to as of the date thereof.

BURNHAM INVESTORS TRUST
on behalf of Burnham Money Market Fund and Burnham U.S. Treasury Money Market Fund

         By:        /S/ MICHAEL BARNA
                    -----------------
         Its:     Executive Vice President


REICH & TANG ASSET MANAGEMENT L.P.

By:      Reich & Tang Asset Management, Inc.
Its:     General Partner

         By:        /S/ RICHARD DESANCTUS
                    ---------------------
         Its:     Chief Financial Officer

                                   SCHEDULE I



                                                                                 ANNUAL FEE RATE A PERCENTAGE OF
                FUND                         ASSETS UNDER MANAGEMENT                 AVERAGE DAILY NET ASSETS
                ----                         -----------------------             -------------------------------
 Burnham Money Market                Less than $100 million                                   0.15%
 Fund                                $100 million but less than $150 million                  0.10%
                                     $150 million or more                                     0.05%

 Burnham U.S. Treasury               Less than $100 million                                   0.15%
 Money Market Fund                   $100 million but less than $150 million                  0.10%
                                     $150 million or more                                     0.05%


         The average net asset value for the month will be based on the net asset value used in determining the price at which each fund's shares are sold, repurchased or redeemed on each day of the month.

         If this agreement becomes effective as to the funds subsequent to the first day of a month, or terminates before the last day of a month, your compensation for such fraction of the month will be determined by applying the foregoing percentages to the average daily net asset value of the funds during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.